Exhibit 7(a)(1)
Amendment No. 2
to the
GMDB Reinsurance Agreement between MLLIC
and
ACE Tempest Life Reinsurance LTD.

AMENDMENT NO. 2
to the
VARIABLE ANNUITY GMDB REINSURANCE AGREEMENT,
effective October 1, 2002,
between
MERRILL LYNCH LIFE INSURANCE COMPANY
(the “CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(the “REINSURER”)
Effective August 1, 2008, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Treaty. It is mutually agreed that the Agreement will be updated to properly reflect fund changes and endorsements. In addition, it is mutually agreed that the Agreement will be amended to clarify the reinsurer approval process for retail fee increases and the addition of new riders with asset charges.
To effect these changes, the following provisions of the Agreement are hereby amended:
•	Schedule B-l, Contracts Subject to this Reinsurance Agreement is hereby replaced by the attached Schedule B-l

•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement is hereby replaced by the attached Schedule B-2

•	Article III, Effective Date, Term, and Terminations is hereby replaced by the attached Article III.

•	Article XVII — Notices is hereby replaced by the attached Article XVII-Notices
This amendment is effective only if fully executed on or before September 30, 2008.

Merrill Lynch Life Insurance Company			ACE Tempest Life Reinsurance Ltd.

By	/s/ William A. Rlieg		By	/s/ Huan Tseng

	Name	William A. Rlieg		Name	Huan Tseng
	Title	Vice President		Title	SVP & Chief Pricing Officer

Date	July 11, 2008		Date	July 7, 2008
Merrill Lynch and ACE Tempest Re GMDB

SCHEDULE B-l
Contracts Subject to this Reinsurance Agreement

Form
Number*	Policy Description
ML-VA-002	Retirement Plus

ML-043	1-year ratchet to age 80
ML-044	1-year ratchet to age 80

Other Endorsements
ML-048	Death Benefit Enhancement Rider
ML-049	Death Benefit Enhancement Rider

ML077	GMIB Rider for Retirement Plus
ML077-4	Annuity Payout Rates for GMIB Rider: Ret Plus
ML077-4-UNI	Annuity Payout Rates for GMIB Rider: Ret Plus

*	Includes any state specific variation of the above-described forms as of the EFFECTIVE DATE and any subsequent state specific variation, if such subsequent state specific variation does not have any impact on the risk assumed by the REINSURER. The CEDING COMPANY shall notify the REINSURER of any state specific variation after the EFFECTIVE DATE which could have any impact on the risk assumed by the REINSURER and such variation shall be treated the same as a policy form change under Article IV, Section B, provided that the REINSURER shall not unreasonably refuse to approve such subsequent state specific variation.
Merrill Lynch and ACE Tempest Re GMDB

SCHEDULE B-2
Subaccounts Subject to this Reinsurance Agreement

Retirement Plus
BlackRock Variable Series Funds, Inc.
BlackRock Balanced Capital V.I.Fund **
BlackRock Basic Value V.I.Fund
BlackRock Total Return V.I.Fund
BlackRock Money Market V.I.Fund *
BlackRock Fundamental Growth V.I.Fund
BlackRock Global Allocation V.I.Fund
BlackRock Global Growth V.I.Fund
BlackRock Government Income V.I.Fund
BlackRock High Income V.I.Fund
BlackRock S&P 500 Index V.I.Fund
BlackRock International Value V.I. Fund
BlackRock Large Cap Core V.I.Fund
BlackRock Large Cap Growth V.I. Fund
BlackRock Large Cap Value V.I.Fund
BlackRock Value Opportunities V.I.Fund
BlackRock Utilities and Telecommunications V.I.Fund **
MLIG Variable Insurance Trust
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/Allianz NFJ Small Cap Value Portfolio
Roszel/JP Morgan Small Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Allianz CCM Capital Appreciation Portfolio
AIM Variable Insurance Funds
AIM V.I.Capital Appreciation Fund
AIM V.I.Core Equity Fund
AllianceBernstein Variable Products Series Fund, Inc.
AllianceBernstein Large Cap Growth Portfolio
AllianceBernstein Global Technology Portfolio
American Century Variable Portfolios, Inc.
VP International Fund
VP Ultra Fund
Davis Variable Account Fund, Inc.
Davis Value Portfolio
Federated Insurance Series
Federated Capital Appreciation Fund II
Federated Kaufmann Fund II
MFS Variable Insurance Trust
MFS Emerging Growth Series
PIMCO Variable Insurance Trust
Total Return Portfolio
Van Kampen Life Investment Trust
Comstock Portfolio

*	Available both through Account A and Account B

**	Closed to allocations of new premium payments and incoming transfers
Merrill Lynch and ACE Tempest Re GMDB

ARTICLE III — EFFECTIVE DATE, TERM AND TERMINATION
A.	This Agreement covers individual ANNUITY CONTRACTs issued by the CEDING COMPANY that:
(i)	are identified by form in Schedule B-1;

(ii)	have elected no optional benefit rider forms for which a retail fee is assessed other than those forms listed on Schedule B-1.

(iii)	have accounts invested in the investment funds listed in Schedule B-2;

(iv)	are issued within the limits and rules described in Schedule C-1;

(v)	are in compliance with all of the other terms and provisions of this Agreement;

(vi)	are issued on or after the EFFECTIVE DATE and prior to the date this Agreement ceases to cover new ANNUITY CONTRACTS; and

(vii)	are ACTIVE CONTRACTS.
B.	This Agreement will cease to cover new ANNUITY CONTRACTS issued by the CEDING COMPANY on the earlier of (i) October 31, 2005 or (ii) the date that the sum of all cumulative RETAIL ANNUITY PREMIUMS exceeds the limit provided in Schedule C-2, paragraph 3.

C.	This Agreement will terminate with respect to each ANNUITY CONTRACT subject to it, as of the TERMINATION DATE.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, after the occurrence of any of the following:
1.	REINSURER’s Standard and Poor’s Rating is reduced to a “BBB” or lower. REINSURER must report any adverse change in Standard and Poor’s Rating to CEDING COMPANY within fifteen (15) days of the change. Any notice of termination given by the CEDING COMPANY enabled by such rating reduction shall be deemed withdrawn if REINSURER’s Standard and Poor’s Rating is restored to a level higher than “BBB” during the 90 day notice period;

2.	An order is entered appointing a receiver, conservator or trustee for management of REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of REINSURER;

3.	REINSURER’s U.S. GAAP surplus position is reduced to 70% or less of its U.S. GAAP surplus position as of December 31, 2001. The REINSURER must report such a reduction within fifteen (15) days after it occurs. The REINSURER’s surplus position as of December 31, 2001 is provided in Schedule H. Any notice of termination given by the CEDING COMPANY
Merrill Lynch and ACE Tempest Re GMDB

enabled by such surplus reduction shall be deemed withdrawn if REINSURER’s U.S. GAAP surplus position is restored to a level higher than 70% of its U.S. GAAP surplus position as of December 31, 2001 during the 90 day notice period.
E.	The REINSURER shall have the option of terminating this Agreement for new business, existing business or both by giving ninety (90) days advance written notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide timely submissions of all material data required to be provided in accordance with Schedule G, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay premium due on or before the REMITTANCE DATE. In the event that premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default and interest in accordance with Article III, paragraph F are received by the REINSURER within the ninety (90) day notice period, the Agreement will remain in effect and the notice of termination deemed withdrawn. If premium remains in default as of the close of the last day of the ninety (90) day notice period, the REINSURER’s liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.
F.	Except as otherwise provided herein, upon termination of this Agreement for existing business, the REINSURER shall have no reinsurance liability with respect to any ANNUITY CONTRACT. Notwithstanding termination of reinsurance as provided herein, the REINSURER shall continue to be liable to the CEDING COMPANY for all unpaid GMDB CLAIMS reported prior to the date this Agreement is terminated, and the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid MONTHLY REINSURANCE PREMIUMS earned by the REINSURER under this Agreement until the date the Agreement is terminated. Any net amounts due from either party after termination are subject to a daily interest charge equal to 1/365 times the sum of (a) and (b), where (a) is the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE as published in the Wall Street Journal; and (b) is 1.00%. Interest is assessed from the REMITTANCE DATE until the date paid.
Merrill Lynch and ACE Tempest Re GMDB

ARTICLE XVII — NOTICES
A.	All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, sent via facsimile with evidence of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Mikel Betts Transamerica Capital Management 4333 Edgewood Road NE Cedar Rapids, IA 52499 Fax: (319) 355-8210

With a copy to: Transamerica Capital Management 4333 Edgewood Road NE Cedar Rapids, IA 52499 Attn: TCM Legal Department Fax: (319) 355-6820

Chief Financial Officer ACE Tempest Life Reinsurance Ltd. The ACE Building, 30 Woodbourne Avenue Hamilton, HM 08 Bermuda Phone: (441) 292-2603 Fax: (441) 295-2888

B.	Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the person and/or the address to which notices are to be sent by notifying the other party of such change of address in writing in accordance with the foregoing.
Merrill Lynch and ACE Tempest Re GMDB